SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BURROW MINING INC.**, did on December 11, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 11, 2006.

Dean Heller

DEAN HELLER
Secretary of State

By Diana a Soeltz

Certification Clerk

DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0903832006-1
Document Number:
20060791789-19

Date Filed:
12/11/2006 10:55:45 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Burrow Mining Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Val-U-Corp Services, Inc. Name 1802 North Carson Street Suite 212 — Carson City — NEVADA 89701 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Common Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Daniel A. Kramer Name 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Daniel A. Kramer Name — Signature 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date December 11, 2006

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20100256778-38
[signature]	Filing Date and Time 04/20/2010 3:40 PM
Ross Miller Secretary of State State of Nevada	Entity Number E0903832006-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BURROW MINING, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article First: The name of the Corporation is TRUE 2 BEAUTY INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67

4. Effective date of filing: (optional) 5/10/10

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer Richard O. Weed, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.